EXHIBIT 99.1

18191 Von Karman Avenue Suite 300 Irvine, CA 92612 (949) 270-9200

March 19, 2021

Dear Fellow Stockholder:

Thank you for your investment in Griffin-American Healthcare REIT IV, Inc. We are writing to provide you with an important company update regarding a strategic alternatives process initiated by our board of directors, as well as to provide you with the results of our annual portfolio valuation and the estimated net asset value (“NAV”) of our shares as determined by our board of directors as of September 30, 2020.

Strategic Alternatives
In October 2020, our board of directors established a special committee comprised of its three independent directors to investigate and analyze, in conjunction with its financial and legal advisors, potential strategic alternatives that may be available to the company in order to maximize shareholder value. Truist Securities is acting as a financial advisor to the Special Committee in the process of reviewing strategic alternatives.

These strategic alternatives could include the sale of the company’s assets, a listing of the company’s shares on a national securities exchange, or a merger with another entity, including a merger with another unlisted entity that we expect would enhance the value of the company.

This is an important process in the life of a non-traded real estate investment trust such as ours, and we are optimistic that the process will lead to enhanced value for you and all of our fellow stockholders. However, it is important to understand that there is no guarantee that this process will lead to the successful completion of any of the options outlined above.

Oftentimes developments in a strategic alternatives review process, such as the one being pursued by the special committee, it becomes prudent to suspend a company’s distribution reinvestment plan (“DRIP”) and share repurchase plan (“SRP”), actions which our management team and board of directors believe are in the best interest of the company and stockholders.

Distribution Reinvestment Plan
Griffin-American Healthcare REIT IV’s DRIP has been suspended effective with distributions declared for the month of April 2021, which are payable in May 2021. All stockholders will continue to receive their full distributions, which will now be paid only in cash as opposed to additional shares of common stock for DRIP participants.

Share Repurchase Plan
While we had previously suspended our SRP with respect to all repurchase requests other than those requests resulting from the death or qualifying disability of stockholders, our SRP is now being suspended for all repurchase requests, and no repurchase requests submitted by stockholders after February 28, 2021 will be fulfilled at this time. Eligible share repurchase requests that were received from stockholders and determined to be in good order prior to February 28, 2021 will be processed in accordance with the terms, conditions and limitations of the SRP.

At this time, we cannot provide any further information regarding the status of the special committee’s evaluation of strategic alternatives, and there is no guarantee that either the DRIP or SRP will be reinstated by our board of directors.

Estimated Net Asset Value Per Share
The most recent valuation of our portfolio was completed as of September 30, 2020 and resulted in the board of directors adopting an updated estimated per share NAV of our Class T and Class I common stock of $9.22. As you will recall, on April 2, 2020, following a valuation of our portfolio as of December 31, 2019, our board of directors determined an estimated per share NAV of our Class T and Class I common stock of $9.54. The updated NAV represents a decline of 3.4 percent compared to our previous NAV, which we believe is a sign of strength given the destructive impact the COVID-19 pandemic has had upon the nation’s economy in general, and upon the healthcare industry in particular.

www.HealthcareREIT4.com

It is important to note that the estimated per share NAV reported last year was based upon a valuation of our portfolio that took place prior to the onset of the COVID-19 pandemic. As we have cautioned over the course of the past year, the impact of the COVID-19 pandemic on the value of the company’s assets could be significant, as is now reflected in our most recent valuation.

As you know, Griffin-American Healthcare REIT IV invests in quality healthcare-related real estate assets. We purchased our first asset in June 2016 and have since built a diversified portfolio comprised of 94 healthcare properties, as well as an interest in a joint venture which owns a portfolio of integrated senior health campuses and ancillary businesses, acquired for $1.1 billion,1 and which has an estimated value in excess of $1.3 billion.2

Despite the impact of the COVID-19 pandemic on our NAV, we are pleased to report that our portfolio has exhibited significant resiliency and continues to perform relatively well. In fact, many of our assets have increased in value since our prior valuation, but the occupancies, revenue and expenses associated with our senior housing and skilled nursing facilities have been significantly impacted.

We continue to believe that healthcare real estate is among the most compelling investment asset classes available on a risk-adjusted basis and have confidence that our diverse portfolio will continue to weather this challenging crisis. Indeed, we believe the decisive efforts we took early on to preserve cash and strengthen our balance sheet have left us well-positioned to navigate the company through the waning months of the pandemic.

Of course, the estimated per share NAV is simply a snapshot as of a particular date and will fluctuate over time. We remain optimistic about our future prospects — the reality is that the quality of our portfolio, the underlying demographics of the aging United States population and the growing demand for healthcare services have not changed. The impact to our NAV is almost entirely due to what we believe are temporary disruptions wrought by the COVID-19 pandemic and which we are confident will fade over time once it has been brought to heel and the nation returns to a post-pandemic environment.

As you know, the executive officers of Griffin-American Healthcare REIT IV are among the largest individual investors in the company, and we stand shoulder-to-shoulder with you. It has been a difficult year, but as the nationwide vaccination process accelerates and COVID-19 case counts continue to fall, we are confident that the next twelve months will be brighter than the last.

Thank you again for your investment in Griffin-American Healthcare REIT IV and your continued support as we pursue our strategic plan to maximize shareholder value. Should you have any questions, wish to change your address of record or to enroll in automatic electronic deposit of future distributions, please feel free to contact our Investor Services department at (888) 926-2688.

Kind regards,

Jeff Hanson	Danny Prosky
Chairman and Chief Executive Officer	President and Chief Operating Officer

Enclosure

1Based on aggregate contract purchase price of real estate investments acquired as of December 31, 2020, including an interest in a joint venture.

2Based on the gross real estate investments value estimated by the board of directors based in part on a valuation by Jones Lang LaSalle Securities, LLC, an independent Financial Industry Regulatory Authority registered broker-dealer firm that specializes in providing real estate financial services, as of September 30, 2020, including an interest in a joint venture.

18191 Von Karman Avenue Suite 300 Irvine, CA 92612 (949) 270-9200
Frequently Asked Questions

1)Why did the board of directors determine an updated estimated per share NAV?
The board of directors determined an updated estimated per share net asset value (“NAV”) of the company’s common stock in order to assist the broker-dealers that participated in our offering in meeting their customer account statement reporting obligations as required by the Financial Industry Regulatory Authority (“FINRA”).

2)Did the valuation include a portfolio premium or other adjustments to value?
The valuation performed by Jones Lang LaSalle Securities, LLC (“JLLS”), an independent FINRA-registered broker-dealer firm that specializes in providing real estate financial services, was conducted pursuant to industry guidelines that do not allow for the consideration of a portfolio premium or other adjustments that we would reasonably expect to accrue in a typical real estate transaction, nor did it include an enterprise value.

3)How was the updated estimated per share NAV determined?
JLLS and/or its affiliates evaluated our property portfolio and calculated an estimated per share range of values of the company’s common stock of $8.83 to $9.65 as of September 30, 2020. The audit committee of the board of directors, comprised solely of independent directors, engaged JLLS and reviewed its valuation analyses and report, and recommended an updated estimated per share NAV to the full board of directors. Based on the audit committee’s recommendation, the board of directors adopted an updated estimated per share NAV of $9.22, which is the mid-point of the range of values provided by JLLS. For a full description of the methodology and assumptions used to determine the updated estimated per share NAV, please see our Current Report on Form 8-K that we filed with the United States Securities and Exchange Commission (the “SEC”) on March 19, 2021.

4)Why did the estimated per share NAV decline?
There are a number of factors that determine the estimated per share NAV of our portfolio. However, it is very clear that the broad economic disruption caused by the global COVID-19 pandemic is the primary cause. As an owner of healthcare real estate, our business, in particular, has experienced significant challenges that have negatively impacted occupancy levels throughout much of our portfolio, resulting in higher costs and reduced revenue. We are confident that the performance of our portfolio, and its estimated value, will rebound as the COVID-19 pandemic wanes.

5)What impact does the updated estimated per share NAV have on the distribution reinvestment plan (“DRIP”)?
The board of directors, in October 2020, formed a special committee comprised of its three independent directors to consider and evaluate, in conjunction with its financial and legal advisors, potential strategic alternatives that may be available to the company to maximize shareholder value, including but not limited to, the sale of the company's assets, a listing of the company's shares on a national securities exchange, or a merger with another entity, including a merger with another unlisted entity that that we expect would enhance the value of the company. In connection with the strategic review process and in order to facilitate a strategic transaction, on March 18, 2021, the DRIP was suspended effective with distributions declared for the month of April 2021, which are payable in May 2021. Distributions will be paid solely in cash until further notice. However, if the DRIP is reinstated, the new purchase price for shares of our Class T and Class I common stock will be equal to the estimated per share NAV in effect at that time

If you are a stockholder who is not currently enrolled in the DRIP (i.e., you receive a monthly cash payment via check or electronic deposit), nothing will change.

For those stockholders who are currently enrolled in the DRIP (i.e., your monthly distribution is currently used to automatically purchase additional shares of stock), you will now receive your monthly distribution in cash per the following guidelines:

•For non-retirement/custodial and non-custodial account holders whose original investment proceeds originated from an established brokerage account, your distributions will be paid directly to that account, provided the account remains open. Should the account be closed and we lack another brokerage account associated with your investment, your monthly cash distribution in the form of a check will be mailed to your address of record currently on file;

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•For retirement/custodial account holders, your distribution proceeds will be forwarded to your custodial account and continue to benefit from the qualified tax exemption;
•For non-retirement/non-custodial account holders whose investment proceeds did not originate from a recognizable brokerage account, your monthly cash distribution in the form of a check will be mailed to your address of record currently on file.

We encourage you to consult with your financial advisor should you wish to explore alternate strategies for the payment of your cash distribution.

6)How will the share repurchase plan (“SRP”) change as a result of the updated estimated per share NAV?
In connection with the review of strategic alternatives by the special committee and in order to facilitate a strategic transaction, the company’s SRP has been suspended. No requests for share repurchases submitted after February 28, 2021 will be fulfilled at this time. Eligible share repurchase requests that were received from stockholders and determined to be in good order prior to February 28, 2021 will be processed in accordance with the terms, conditions and limitations of the SRP. Any share repurchase requests received by the company pursuant to the SRP that are not processed due to the suspension shall be considered outstanding share repurchase requests, unless withdrawn by the requesting stockholder.

7)When will the updated estimated per share NAV be reflected on my quarterly customer account statement?
Your quarterly customer account statement will reflect the $9.22 updated estimated per share NAV beginning with your second quarter statement, which will be provided to you in July 2021.

8)Will the estimated per share NAV change?
The board of directors expects to perform annual valuations of our property portfolio henceforth and will adjust the estimated per share NAV accordingly. However, the board of directors may be required to reevaluate the estimated per share NAV sooner depending on any material events that impact the company, its tenants, operators or assets.

9)Who can I contact for additional information?
Please contact our Investor Services department at 888-926-2688 should you have any questions.

This letter contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with respect to the strategic alternative review process; any consummation of a transaction resulting from the strategic alternative review process; any changes to the company’s distribution policy, DRIP and SRP; the updated estimated per share NAV of the company’s common stock and our future determinations thereof; the effects of the COVID-19 pandemic, including its effects on the healthcare industry and senior housing and skilled nursing facilities; the company’s expectations regarding the performance of its business and continued success; and our ability to maximize shareholder value. We intend for all forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable by law. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to, the following: our strength and financial condition and uncertainties relating to the financial strength of our current and future real estate investments; uncertainties regarding the severity and duration of the COVID-19 pandemic and its effects; uncertainties relating to our ability to successfully pursue our strategic plan; uncertainties relating to the local economies where our real estate investments are located; uncertainties relating to changes in general economic and real estate conditions; uncertainties regarding changes in the healthcare industry; uncertainties regarding changes in the Institute for Portfolio Alternatives’ practice guideline regarding valuations of publicly registered non-listed real estate investment trusts; uncertainties relating to the implementation of recent healthcare legislation; uncertainties relating to the implementation of our real estate investment strategy; and other risk factors as outlined in the company’s periodic reports, as filed with the SEC. Forward-looking statements in this document speak only as of the date on which such statements were made, and undue reliance should not be placed on such statements. We undertake no obligation to update any such statements that may become untrue because of subsequent events.